TomoTherapy Inc.
Section 16(a) and Rule 144 Reporting
Power of Attorney

      The undersigned constitutes and appoints Stanley C. Ray and Nicole S.
Blakely as
the undersigned?s true and lawful agents, with full power of substitution and resubstitution, in the undersigned?s name, place and stead, in any and all capacities, to
sign any and all Form 3 and Form 4 reports and any amendments and supplements to such forms, which are required of the undersigned, or which the undersigned may choose
to file, with respect to the securities of TomoTherapy Inc. (the ?Company?), and to file
the same with the Securities and Exchange Commission (the ?SEC?) and with other parties as required by the SEC.

      The undersigned grants to said agents full power and authority to do and perform
each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned could do in person,
hereby ratifying and confirming all that said agents or the substitute of substitutes of said
agents may lawfully do or cause to be done by virtue hereof. The designated agents are to
have the power to act separately.

      This Power of Attorney will become effective on the date of execution entered
below and will remain effective so long as the undersigned is subject to the reporting
requirements contained in Section 16(a) of the Securities Exchange Act of 1934
or Rule
144 under the Securities Act of 1933 with respect to Company securities or until sooner
revoked at the sole discretion of the undersigned.  All prior powers of attorney given by
the undersigned for this purpose are hereby revoked and replaced with this Power of
Attorney as of the date entered below.  This power of attorney shall not be affected by the
subsequent incapacity of the principal.

By: _____________________________
Name: /s/ Theodore W. Waitt
Date: May 10, 2007